Exhibit 99.1

NV5 Holdings Completes Initial Public Offering

Hollywood, Florida, April 2, 2013 — NV5 Holdings, Inc. (the “Company”) (NASDAQ: NVEEU), a provider of professional and technical engineering and consulting solutions, has completed its initial public offering of 1,610,000 units (including the underwriter’s full over-allotment option of 210,000 units), each unit comprised of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock.

The units were sold at a public offering price of $6.00 per unit, generating gross proceeds of approximately $9.7 million to the Company. The units trade on The NASDAQ Capital Market under the symbol NVEEU and the common stock and warrants will trade under the symbols NVEE and NVEEW upon separation of the units on or about September 27, 2013.

“This successful completion of our initial public offering and our new status as a public company creates a stronger platform upon which to further build NV5 as the preferred, single-source provider of engineering and technical services in our market verticals,” said Dickerson Wright, Chairman and CEO of the Company. “It better aligns our employees, shareholders and strategic partners in this common vision, and helps to facilitate the further expansion of our market share both organically and through acquisition.”

Roth Capital Partners, LLC acted as sole book-runner for the initial public offering. A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on March 26, 2013. This offering is being made solely by means of a prospectus, a copy of which may be obtained from Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, Attn: Equity Capital Markets, by telephone at (800) 678-9147, or via email at rothecm@roth.com. The prospectus is also available on the Securities and Exchange Commission website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NV5 Holdings, Inc.

NV5 Holdings, Inc. (NASDAQ: NVEEU) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, construction, real estate and environmental markets. The Company primarily focuses on five business service verticals: construction quality assurance, infrastructure engineering, energy services, program management and environmental services. The Company operates 20 offices in California, Colorado, Utah, Florida and New Jersey and is headquartered in Hollywood, Florida. For additional information, please visit the Company’s website at www.NV5.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding creating a stronger platform upon which to further build the Company as the preferred, single-source provider of engineering and technical services, aligning the Company’s employees, shareholders and strategic partners, and expanding the Company’s market share both organically and through acquisition. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Company Contact:

NV5 Holdings, Inc.

Richard Tong

Tel 1-954-495-2112

Investor Relations:

Liolios Group, Inc.

Cody Slach

Tel 1-949-574-3860

NVEE@liolios.com